Exhibit 10.2
NON-QUALIFIED STOCK OPTION AGREEMENT
UNDER THE
2007 NON-QUALIFIED STOCK OPTION PLAN FOR DIRECTORS
     THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”) is made between BANCORP OF NEW JERSEY, INC., a New Jersey corporation (the “Company”) and [                    ] (the “Optionee”).
     WHEREAS, the Company, by assumption from Bank of New Jersey, maintains the 2007 Non-Qualified Stock Option Plan for Directors (the “Plan”) for the benefit of Non-Employee Directors of the Company and its Affiliates; and
     WHEREAS, the Plan permits the award of Non-Qualified Stock Options to purchase Shares, subject to the terms of the Plan; and
     WHEREAS, the Company desires to grant the Optionee Non-Qualified Stock Options under the Plan to further align the Optionee’s personal financial interests with those of the Company’s stockholders.
     NOW, THEREFORE, in consideration of these premises and the agreements set forth herein and intending to be legally bound hereby, the parties agree as follows:
     1. Award of Option. This Agreement evidences the grant to the Optionee of an option (the “Option”) to purchase [                    ] ([                    ]) Shares (the “Option Shares”). The Option is subject to the terms set forth herein, and in all respects is subject to the terms and provisions of the Plan applicable to Non-Qualified Stock Options, which terms and provisions are incorporated herein by this reference. Except as otherwise specified herein or unless the context herein requires otherwise, the terms defined in the Plan will have the same meanings herein.
     2. Nature of the Option. The Option is intended to be a nonstatutory stock option and is not intended to be an Incentive Stock Option within the meaning of Section 422 of the Internal Revenue Code (the “Code”), or to otherwise qualify for any special tax benefits to the Optionee.
     3. Date of Grant; Term of Option. The Option was granted on [                    , 20___] (the “Effective Date”) and may not be exercised later than the date that is ten (10) years after that date, subject to earlier termination in accordance with the Plan.
     4. Option Exercise Price. The per share exercise price of the Option is $[                    ] (the “Exercise Price”), which is the Fair Market Value per Share on the Effective Date.
     5. Exercise of Option. The Option will become exercisable only in accordance with the terms and provisions of the Plan and this Agreement, as follows:
          (a) Right to Exercise. Option shares will become exercisable if the Optionee remains in continuous service to the Company through the applicable vesting date as follows: (1) the Option shall become exercisable with respect to 33% of the Option Shares on the first anniversary of the Effective Date, (2) an additional 33% of the Option Shares will become exercisable on the second anniversary of the Effective Date, and (3) the remaining 34% of the Option Shares will become exercisable on the third anniversary of the Effective Date.
          Upon a termination of the Optionee’s service with the Company, the Option will be exercisable only to the extent specified in Section 6 of the Plan. Solely for purposes of this Option, service with the Company will be deemed to include service with an Affiliate of the Company for so long as that entity remains an Affiliate of the Company.
          (b) Method of Exercise. The Optionee may exercise the Option by providing written notice to the Company stating the election to exercise the Option. Such written notice shall be signed by the Optionee and shall be delivered in person or by certified mail to the Secretary of the Company or such other person as may be designated by the Company, and shall be accompanied by payment of the Exercise Price and an amount equal to any required tax withholding. Payment of the Exercise Price will be made in cash or such other form as may be accepted by the Board in accordance with the Plan.

          (c) Share Legends. Any certificate evidencing an Option Share will contain such legends as may be required or appropriate under any applicable stockholder agreement or stock purchase agreement, in addition to any other legend that may be required or appropriate under applicable law, the Plan or otherwise.
          (d) Partial Exercise. The Option may be exercised in whole or in part; provided, however, that any exercise may apply only with respect to a whole number of Option Shares.
          (e) Restrictions on Exercise. The Option may not be exercised, and any purported exercise will be void, if the issuance of the Option Shares upon such exercise would constitute a violation of any applicable federal or state securities laws or other laws or regulations.
     6. Investment Representations. The Optionee represents and warrants to the Company that:
          (a) he or she is acquiring the Option (and upon exercise of the Option, will be acquiring the Option Shares) for investment for his or her own account, not as a nominee or agent, and not with a view to, or for resale in connection with, any distribution thereof; and
          (b) he or she has a preexisting personal or business relationship with the Company or one of its directors, officers or controlling persons and by reason of his or her business or financial experience, has, and could be reasonably assumed to have, the capacity to protect his or her interests in connection with the acquisition of this Option and the Option Shares.
          In addition, as a further condition to the exercise of the Option, the Company may require the Optionee to make any representation or warranty to the Company as may be required by or advisable under any applicable law or regulation
     7. Non-Transferability of Option. The Option may not be sold, pledged, assigned, hypothecated, gifted, transferred or disposed of in any manner either voluntarily or involuntarily by operation of law, other than by will or by the laws of descent or distribution. During the Optionee’s lifetime, the Option is exercisable only by the Optionee. Subject to the foregoing and the terms of the Plan, the terms of the Option will be binding upon the executors, administrators and heirs of the Optionee.
     8. Tax Consequences. The Optionee has reviewed with the Optionee’s own tax advisors the federal, state, local and foreign tax consequences of the Option. The Optionee is relying solely on such advisors and not on any statements or representations of the Company or any of its agents or affiliates. The Optionee understands that he or she (and not the Company) will be responsible for his or her own tax liabilities arising in connection with this award or the transactions contemplated by this Agreement.
     9. No Continuation of Service. Neither the Plan nor this Option will confer upon the Optionee any right to continue in the service of the Company or any of its Affiliates, or limit in any respect the right of the Company or its Affiliates to discharge the Optionee at any time, with or without Cause and with or without notice.
     10. The Plan. The Optionee has received a copy of the Plan (a copy of which is attached hereto), has read the Plan and is familiar with its terms, and hereby accepts the Option subject to the terms and provisions of the Plan, as amended from time to time. Pursuant to the Plan, the Board is authorized to interpret the Plan and to adopt rules and regulations not inconsistent with the Plan as it deems appropriate. The Optionee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Board with respect to questions arising under the Plan or this Award Agreement.
     11. Call upon Cessation of Service.
          (a) If the Optionee’s service with the Company ceases for any reason, the Company or its assignee may repurchase up to all of the Option Shares that the Optionee (and/or his estate, heirs or permitted transferees) then holds (or thereafter acquires). The price payable by the Company or its assignee to repurchase Shares pursuant to this Section 12(a) will be the Fair Market Value of those Shares at the time the right described in this Section 12 is exercised. Notwithstanding the foregoing, if the cessation of the Optionee’s service is due to a termination by the Company for Cause, the price payable by the Company or its assignee to repurchase Shares pursuant to this Section 12(a) will be lesser of (i) the Fair Market Value of those Shares at the time the right described in this Section 12 is exercised, or (ii) the price paid by the Optionee (and/or his estate or heirs) to acquire such Shares.

          (b) With respect to each share subject to repurchase pursuant to this Section 12, the Company (or its assignee) may exercise its repurchase right by delivery of written notice to the holder of such share at any time during the 180-day period beginning on the later of (i) the date the Optionee’s employment or engagement with the Company ceases, or (ii) six months following the date the Option was exercised with respect to that Option Share. All the rights of the holder of any such shares, other than the right to receive payment in the manner described in Section 12(a) or (b), will terminate as of the date of delivery by the Company of the written notice described in this paragraph. The only representations, warranties or covenants which the holder of such shares will be required to make in connection with a sale pursuant to Section 12(a) or (b) are with respect to his or her ownership of the shares, his or her ability to convey title thereto free and clear of liens, claims or encumbrances, and the due execution, validity and binding nature of the sale documentation.
          (c) If a holder of shares becomes obligated to transfer those shares to the Company or its assignee pursuant to this Agreement, that holder will endorse in blank the certificates evidencing the shares to be sold and deliver those certificates to the Company or its assignee within 15 days of receipt of the notice described above in Section 12(c). If a holder of shares fails to deliver those shares in accordance with the terms of this Agreement, the Company or its assignee may, at its option, in addition to all other remedies it may have, either (i) send to that holder the purchase price for such shares, as specified in Section 12(a) or (b), or (ii) deposit such amount with a trustee or escrow agent for the benefit of that holder for release upon delivery of shares in accordance with the terms of this Agreement. Thereupon, the Company or its assignee, upon written notice to the holder, will (x) cancel on its books the certificate or certificates representing the shares required to be transferred, and (y) issue, in lieu thereof, in the name of the Company (or its assignee) a new certificate or certificates representing such shares.
          (d) Any repurchase price payable under this Section 12 may be paid (i) in cash; (ii) by offset of any obligation of the Optionee to the Company or its Affiliates; or (iii) to the extent that payment in cash would give rise to an “event of default” under the Company’s principal credit agreement then in effect, by delivery of a promissory note with interest accruing at the “prime rate” published in The Wall Street Journal on the date of issuance, which interest will be payable annually in arrears through maturity. Such note will mature and be payable five years from the date of issuance or, if earlier, when such payment would not give rise to an “event of default” under the Company’s principal credit agreement then in effect.
     12. Market Stand Off. The Optionee agrees that, in connection with any public offering by the Company of its equity securities pursuant to a registration statement filed under the Securities Act of 1933, not to sell, make any short sale of, loan, hypothecate, pledge, grant any option for the purchase of or otherwise dispose of any Shares without the prior written consent of the Company or its underwriters, for such period of time before or after the effective date of such registration statement as may be requested by the Company or such underwriters.
     13. Entire Agreement. This Agreement, together with the Plan, and other exhibits attached thereto or hereto, represents the entire agreement between the parties and supersedes any and all prior or contemporaneous discussions, understandings or any agreements of any nature, written or otherwise, relating to the subject matter hereof.
     14. Governing Law. This Agreement will be construed in accordance with the laws of the State of New Jersey, without regard to the application of the principles of conflicts of laws.
     15. Execution. This Agreement may be executed, including execution by facsimile signature, in one or more counterparts, each of which will be deemed an original, and all of which together shall be deemed to be one and the same instrument.
[This space intentionally left blank; signature page follows.]

     IN WITNESS WHEREOF, this Agreement has been executed by the parties on the ___day of                     , 20___.

BANCORP OF NEW JERSEY, INC.

By:
Title:

[PARTICIPANT]

Signature

Address

THIS OPTION AND THE SECURITIES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAWS. THESE SECURITIES HAVE NOT BEEN ACQUIRED WITH A VIEW TO DISTRIBUTION OR RESALE, AND MAY NOT BE SOLD, ASSIGNED, EXCHANGED, MORTGAGED, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR DISPOSED OF, BY GIFT OR OTHERWISE, OR IN ANY WAY ENCUMBERED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS, OR A SATISFACTORY OPINION OF COUNSEL SATISFACTORY TO BANCORP OF NEW JERSEY, INC. THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT AND UNDER APPLICABLE STATE SECURITIES LAWS.
THE SHARES WHICH MAY BE PURCHASED UPON EXERCISE OF THIS OPTION ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND MAY NOT BE SOLD, EXCHANGED, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF EXCEPT IN ACCORDANCE WITH AND SUBJECT TO ALL THE TERMS AND CONDITIONS OF THE PLAN, THIS AGREEMENT OR ANY OTHER AGREEMENT REQUIRED HEREBY.

37